EXHIBIT 99.1

Magna Entertainment Corp.

337 Magna Drive
Aurora, Ontario,
Canada L4G 7K1
Tel (905) 726-2462
Fax (905) 726-2585

PRESS RELEASE

Magna Entertainment Corp. Announces
Agreements to Sell Excess Real Estate

AURORA, ON, December [21], 2007 — Magna Entertainment Corp. (“MEC” or “the Company”) (NASDAQ: MECA; TSX: MEC.A) today announced that it has entered into an agreement to sell 225 acres of excess real estate located in Ebreichsdorf, Austria to a subsidiary of Magna International Inc. (“MII”) for use in its automotive business for a purchase price of 20.0 million Euros (approximately US$28.7 million at today’s exchange rates), subject to customary adjustments. The closing of the transaction is expected to occur during the first quarter of 2008 following the satisfaction of customary closing conditions including obtaining all necessary regulatory approvals. The net proceeds received on closing will be used entirely to repay debt.

Blake Tohana, Executive Vice-President and Chief Financial Officer of MEC, commented: “This transaction is the first significant contracted asset sale as contemplated by our previously announced debt elimination plan. We are continuing to pursue other asset sale transactions and remain committed to our debt elimination plan.”

MEC’s consideration of the transaction was supervised by the Special Committee of MEC’s board of directors, consisting of Jerry D. Campbell (Chairman), Anthony Campbell and William J. Menear. The transaction was approved by MEC’s Board after a unanimous recommendation of the Special Committee.

The transaction was also reviewed by MII’s Corporate Governance and Compensation Committee and subsequently approved by the independent members of MII’s Board based on the unanimous recommendation of the Committee.

MEC also announced that it has entered into sale agreements, with unrelated parties, for three parcels of excess real estate comprising approximately 825 acres in Porter, New York. The expected total sale proceeds from these transactions are US$1.8 million. These sale transactions are expected to be completed on or about December 28, 2007 and the net sale proceeds will be used entirely to repay debt.

About MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities.  MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally.  Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV, a 24-hour horse racing television network and TrackNet Media Group, LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements).  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding: expectations as to the timing of the closing of the excess real estate sales; expectations as to our ability to satisfy customary closing conditions, including obtaining all necessary regulatory approvals; expectations as to the use of the net proceeds from the excess real estate sales; expectations as to our debt elimination efforts, which there can be no assurance of success, expectations as to our ability to continue in our pursuit of other asset sale transactions; and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether, or the times at or by which, such performance or results will be achieved.  Undue reliance should not be placed on such statements.  Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from our forward-looking statements.  Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets.  In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes: in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.  If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For further information, please contact:

Blake Tohana

Executive Vice-President and Chief Financial Officer

Magna Entertainment Corp.

337 Magna Drive

Aurora, ON L4G 7K1

Tel:  905-726-7493